EXHIBIT 5.1


                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com



                                October 18, 2005




Javelin Pharmaceuticals, Inc.
130 West 42nd Street
12th Floor
New York, NY 10036

Ladies and Gentlemen:

         We have acted as counsel to Javelin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") relating to the registration of 6,185,299 shares (the "Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock").

         This opinion is being rendered in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission.

         For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof; (iii) the resolutions adopted by the Board of Directors of the Company relating to each of the foregoing and (iv) such other documents, certificates or other records as we have deemed necessary or appropriate.

         Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

         (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (2) The Shares of Common Stock included in the Registration Statement have been duly authorized and when issued in accordance with the respective option agreements will be validly issued, and fully paid and non-assessable.

         This opinion is limited to (i) the laws of the State of New York; (ii) the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting such laws; and (iii) the federal laws of the United States of America.


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Javelin Pharmaceuticals, Inc.
October 18, 2005
Page 2



         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   /s/THELEN REID & PRIEST LLP
                                   THELEN REID & PRIEST LLP